Exhibit 99.2

First Quarter 2021 Earnings Presentation

Forward looking statements When used in this presentation or other written or oral communications, statements which are not historical in nature, including those containing words such as “will,” “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “could,” “would,” “may,” the negative of these words or similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions. These forward-looking statements include information about possible or assumed future results with respect to our business, financial condition, liquidity, results of operations, plans and objectives. Statements regarding the following subjects, among others, may be forward-looking: risks related to the ongoing spread of the novel coronavirus and the COVID-19 pandemic, including the pandemic’s effect on the general economy and our business, financial position and results of operations (including, among other potential effects, increased delinquencies and greater than expected losses in our whole loan portfolio); changes in interest rates and the market (i.e., fair) value of MFA’s residential whole loans, MBS and other assets; changes in the prepayment rates on residential mortgage assets, an increase of which could result in a reduction of the yield on certain investments in its portfolio and could require MFA to reinvest the proceeds received by it as a result of such prepayments in investments with lower coupons, while a decrease in which could result in an increase in the interest rate duration of certain investments in MFA’s portfolio making their valuation more sensitive to changes in interest rates and could result in lower forecasted cash flows; credit risks underlying MFA’s assets, including changes in the default rates and management’s assumptions regarding default rates on the mortgage loans in MFA’s residential whole loan portfolio; MFA’s ability to borrow to finance its assets and the terms, including the cost, maturity and other terms, of any such borrowings; implementation of or changes in government regulations or programs affecting MFA’s business; MFA’s estimates regarding taxable income, the actual amount of which is dependent on a number of factors, including, but not limited to, changes in the amount of interest income and financing costs, the method elected by MFA to accrete the market discount on residential whole loans and the extent of prepayments, realized losses and changes in the composition of MFA’s residential whole loan portfolios that may occur during the applicable tax period, including gain or loss on any MBS disposals and whole loan modifications, foreclosures and liquidations; the timing and amount of distributions to stockholders, which are declared and paid at the discretion of MFA’s Board and will depend on, among other things, MFA’s taxable income, its financial results and overall financial condition and liquidity, maintenance of its REIT qualification and such other factors as MFA’s Board deems relevant; MFA’s ability to maintain its qualification as a REIT for federal income tax purposes; MFA’s ability to maintain its exemption from registration under the Investment Company Act of 1940, as amended (or the “Investment Company Act”), including statements regarding the concept release issued by the Securities and Exchange Commission (“SEC”) relating to interpretive issues under the Investment Company Act with respect to the status under the Investment Company Act of certain companies that are engaged in the business of acquiring mortgages and mortgage-related interests; MFA’s ability to continue growing its residential whole loan portfolio, which is dependent on, among other things, the supply of loans offered for sale in the market; expected returns on MFA’s investments in nonperforming residential whole loans (“NPLs”), which are affected by, among other things, the length of time required to foreclose upon, sell, liquidate or otherwise reach a resolution of the property underlying the NPL, home price values, amounts advanced to carry the asset (e.g., taxes, insurance, maintenance expenses, etc. on the underlying property) and the amount ultimately realized upon resolution of the asset; targeted or expected returns on MFA’s investments in recently-originated loans, the performance of which is, similar to MFA’s other mortgage loan investments, subject to, among other things, differences in prepayment risk, credit risk and financing cost associated with such investments; risks associated with MFA’s investments in MSR-related assets, including servicing, regulatory and economic risks, risks associated with our investments in loan originators, risks associated with investing in real estate assets, including changes in business conditions and the general economy, and risks associated with our expected acquisition of Lima One Holdings, LLC, including the timing of the completion of such acquisition and the expected benefits to be derived from such acquisition (including, among other benefits, accretion to MFA’s earnings, Lima One’s ability to grow and lower financing costs for Lima One’s assets). These and other risks, uncertainties and factors, including those described in the annual, quarterly and current reports that MFA files with the SEC, could cause MFA’s actual results to differ materially from those projected in any forward-looking statements it makes. All forward-looking statements are based on beliefs, assumptions and expectations of MFA’s future performance, taking into account all information currently available. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect MFA. Except as required by law, MFA is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.2

Executive summary Q1 2021 financial results Continued execution of securitizations Investment portfolio and financing composition Strong housing fundamentals Share repurchase program Investment portfolio and asset based financing composition Acquisition of Lima One Holdings, LLC 3

2021 first quarter financial results GAAP earnings of $0.17 per common share Another strong contribution from whole loans accounted for at fair value: $49.8 million Approximately $18 million reflects coupon interest and other cash income $22.8 million of net reversal of provision for credit losses GAAP book value was $4.63 and Economic book value (EBV) was $5.09, increasing 2.0%, and 3.5% respectively from December 31, 2020 Repurchased 10.8 million shares at average price of $4.14, from March 1 through April 30, 2021 (average price of approximately 80% of EBV). Continued price appreciation of carrying value loans (EBV) Economic return of 3.6% (GAAP) and 5.0% (economic book value) Leverage ratio of 1.6:1 as of 3/31/2021 Paid $0.075 dividend to common shareholders on April 30, 2021 4

2021 first quarter financial results (continued) Interest expense declined to $30 million from $41 million in Q4 2020 27% reduction in interest expense Securitizations continue to materially reduce interest expense Due to timing of 2021 securitizations, the impact on Q1 2021 was limited Net interest income again increased materially Net interest income increased by $4 million, or 22% vs. Q4 2020, after excluding one-time interest income of $8 million from payoff of Non-Agency bond with very low amortized cost Netinterestincomeincreasedbyover$13millionvs.Q32020after excluding above bond payoff 5

Securitizations MFRA 2021-INV1 ($217 mil) closed February 4, 2021 MFA’s first single family rental (SFR) securitization $149 million AAA’s sold at 0.83% yield Bonds sold represent 91% of UPB with blended cost of debt of 1.06% MFRA 2021-NPL1 ($367 mil) closed March 25, 2021 Re-lever of MFRA 2018-NPL1 and MFRA 2018 NPL-2 $240 mil A1’s sold at 2.375% yield Blended cost of debt of 2.36% replaces blended cost of debt of 4.04% MFRA 2021 -NQM1 ($394 mil) closed April 13, 2021 $279 mil AAA’s sold at 1.12% yield Blended cost of debt sold of 1.37%6

Strong housing fundamentals Housing fundamentals continue to support residential mortgage credit Rising housing prices According to Zillow, the typical US home price has increased by 10.6% in the last year. Low supply Robust demand for single family residential housing National housing supply at 2.1 months in March 2021 (National Association of Realtors) Impact on MFA Portfolio Sold 177 REO properties in Q1, generating $50.6 million proceeds and $2.2 million in gains Strong housing fundamentals lead to higher full payoffs of delinquent loans (at no loss) and lower loss severities on liquidated properties We continue to offer loan modifications and repayment plans to borrowers impacted by COVID-19, to allow them to remain in their homes and restore their loans to performing status. 7

MFA share repurchase program MFA Board of Directors authorized $250 million share repurchase program in November 2020 $50.7 million of common stock repurchases during Q4 2020 14.1 million shares at an average price of $3.61 (including commissions) Adopted 10b5-1 plan in March 2021 10b5-1 plan permits share repurchases during closed window periods Share repurchases in March and April 2021 of 10.8 million shares at an average price of $4.14 (including commissions) 8

Investment portfolio and asset based financing composition Amounts in the pie charts are in billions as of 3/31/21 No significant changes in portfolio composition during the quarter: 95% residential whole loans and REO at 3/31/21 $253 million of loan purchases in Q1 No sales of CRT securities or MSR-related assets At 3/31/21, 68% of our asset backed financing arrangements are on non mark-to-market terms. Total weighted average financing cost at 3/31/21 of 2.7% versus 3.1% at 12/31/20. Securitizations continue to lower borrowing costs with termed-out non-recourse and non-mark-to market debt. Business Purpose Loans comprise $0.5 billion of Rehabilitation Loans and $0.4 billion of Single Family Rental Loans at 3/31/21. The Fair Value option was elected on these loans at acquisition as they were more than 60 days delinquent. At 3/31/21, approximately 50% of this portfolio was less than 60 days delinquent.9 PCD or Purchased Credit Deteriorated loans were purchased at a discount (typically as re-performing loans) that reflected, at least in part, the prior credit performance of underlying borrower.

Acquisition of Lima One Holdings, LLC MFA has entered into a definitive agreement to acquire Lima One Holdings, LLC, (Lima One), a leading nationwide originator and servicer of Business Purpose Loans (BPLs). MFA purchased over $1 billion of BPLs from Lima One since 2017 MFA has made several investments in Lima One since 2018 and currently owns a 43% common equity stake as well as a $22 million preferred stock investment Lima One forecasts to originate over $1.2 billion of BPLs in 2021, and we believe it has substantial growth potential Improved financing (including securitizations) and access to capital should enhance Lima One’s competitiveness in the BPL space Transaction secures a substantial and reliable source of high quality loan production for MFA and is expected to be accretive to MFA’s 2021 earnings 10

Higher earnings driven by portfolio performance and lower financing costs Summary Income Statement Q1 2021 Q4 2020 $ in mm $ in mm Net Interest Income: Residential whole loans (RWL) (1) $ 20.4 $ 22.6 Residential mortgage securities (2) 15.4 6.7 Apollo senior secured financing — (1.7) Other interest earning assets and interest bearing liabilities (4.0) (8.2) Net Interest Income $ 31.8 $ 19.4 Net reversal of provision for credit losses - RWL 22.8 19.0 Provision for credit losses - other financial instruments — (3.3) Net reversal of provision for credit losses $ 22.8 $ 15.7 Other Income, net: Net gains on RWL measured at fair value 49.8 49.8 Unrealized gain/(loss) on remaining CRT securities held at fair value 0.1 2.9 Expenses recognized on repayment of Senior Secured Credit Agreement — (25.3) Other miscellaneous net investment income 3.5 3.7 Other Income, net: $ 53.4 $ 31.1 Operating and Other Expenses (22.5) (20.4) Preferred dividends (8.2) (8.2) Net Income Available to Common Shareholders $ 77.3 $ 37.6 Earnings Per Common Share $ 0.17 $ 0.08 Net interest income reflects: 27% reduction in interest expense quarter over quarter $8.1 million income associated with a Non-Agency bond redemption. Net reversal of credit loss reserves of $22.8 million, reflecting continued improvement in macro-economic assumptions and lower loan balances. Net gains on fair value loans of $49.8 million, reflecting $32.1 million of market value increases and $17.7 million cash income, consistent with prior quarter. Operating and other expenses more in line Includes interest expense on financing associated with all residential whole loans. Interest income received on residential whole loans held at fair value is reported in Other Income in Net gains on residential whole loans measured at fair value. Includes MBS, CRT securities and MSR-related assets. with expected quarterly run rate, but slightly elevated primarily due to higher than usual costs related to replacing warehouse financing with securitization. 11

t r c i c f t l s s 1 2 S ong eonom undamen a upport mortgage credit % 6

Non-QM Portfolio Statistics (3/31/21) WA LTV 63.5% Total UPB (in millions) $2,289.76 WA FICO 713 WA Coupon 6.116% Avg Balance $420,758 Hybrid ARM’s 67% Fixed Rate 33% Current 92.1% 60+Days DQ 7.9% 3-Month CPR 30% Top 2 States CA 53% FL 19% Origination of Non-QM loans slowed down materially in the second quarter, but has begun to pickup once again with the stabilization of the securitization market We purchased over $200mm of Non-QM loans in Q1 2021 We closed on a fourth securitization of our Non-QM loans on 4/13/2021 Over 80% of our borrowing is funded with Non-MTM leverage We expect to continue to execute programmatic securitizations should market conditions warrant, materially lowering our cost of funds Includes approximately $106 million Non-QM loans which are accounted for under the fair value option. 13

Non-QM COVID-19 pandemic impact Mar-20June - 20 Sep-20 Dec-20 Mar-21 Loan Count 7,670 5,947 5,656 5,405 5,442 Total UPB ($ millions) 3,424.6 2,501.5 2,397.2 2,294.1 2,289.8 % Current 97.5% 97.2% 88.2% 89.0% 88.0% % 30 Days 1.4% 1.0% 3.0% 3.1% 4.1% % 60+ Days 1.1% 1.8% 8.8% 7.9% 7.9 % LTV 65.8 63.6 63.6 63.8 63.5 % COVID-19 Impact — % 31.5% 32.0% 31.5% 28.9% % Active Deferral — % 30.6% 0.1% — % — % % Active Forbearance — % 0.6% 2.2% 2.8% 0.1 % Many of our borrowers are self-employed and run small businesses We executed forbearance/deferral plans for 28.9% of the Non-QM portfolio as of 3/31/2021 The majority of loans exiting forbearance plans have continued to perform by making the next contractual payment 14

RPL portfolio delinquency characteristics as of 3/31/2021 80% of our RPL portfolio is less than 60 days delinquent as of March 31, 2021. On average, 25% of the 60+ days delinquent loans are making payments. Prepay speeds have historically maintained between 6% and 16%, with an uptick in the last few months. 31% of the RPL portfolio has been granted forbearance plans related to the COVID pandemic. Although borrowers have received forbearance plans, many continue to make payments and are contractually current. 15

Performance of Non-Performing(1) loans purchased before 3/31/20 Through diligent asset management, we continue to improve outcomes for our NPL portfolio by returning loans to performing or paid-in-full status, and through other forms of resolution. 46% of our NPL portfolio has liquidated or reverted to REO. In addition, we have accelerated our sales of REO, selling 52% more properties over the 12 months ended 3/31/2021 versus the 12 months ended 3/31/2020. 1Non-Performing at purchase defined as greater than or equal to 60 days delinquent Measured by UPB at purchase, 37% (or approximately 4,200) of loans that were non-performing at purchase are either performing or have paid in full as of March 2021. 75% of MFA modified loans are either performing today or have paid in full. 16 2Performing as of 3/31/2021 defined as less than 60 days delinquent or made a full P&I payment in March 2021

Business purpose loans – Rehabilitation loans

- The Fix and Flip portfolio continued to experience elevated paydowns in the first quarter, declining $117 million to $464 million at March 31, 2021.
  - $144 million of principal payments
  - $12 million in rehab draws
  - $5 million was converted to REO
  - $20 million of new investments
- We purchased $20 million ($33 million max loan amount) in the first quarter and have committed to purchase over $30 million (over $45 million max loan amount) so far in the second quarter. With the acquisition of Lima One, we expect purchase volume to pick up meaningfully going forward.
- Average yield of 4.93% in the first quarter.
- All of our Fix and Flip financing is non-mark-to-market.
- 60+ day delinquency decreased from $162 million in the fourth quarter to $149 million in the first quarter.
- Primarily due to a strong housing market and improving economic conditions, loan loss reserves on the Fix and Flip portfolio declined $4.7 million to $13.7 mm at the end of the first quarter.

Portfolio Statistics (3/31/21)	
UPB (in millions)	$464
Undrawn commitments	$54 mm
WA ARV-LTV*	64 %
WA As-Is/Purch. LTV**	69 %
WA FICO	719
WA Loan Age (months)	20
WA Passthrough Rate	7.23 %
3 mth Repayment Rate	69 %
Current and 30 Days DQ	68 %
60+ Days DQ	32 %

* WA ARV-LTV: Weighted average after repair loan to value at origination
**WA As-Is/Purch. LTV: Weighted average As-Is value or purchase value (when available) at origination

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Business purpose loans – Rehabilitation loans (cont.) 60+ Day DQ Loan Statistics (3/31/21) UPB (in million) $149 Undrawn commitments $8 WA ARV-LTV* 65 % WA As-Is/Purch. LTV** 71 % WA FICO 713 WA Loan Age (months) 24 WA Passthrough Rate 7.62% 60 day DQ 3% 90 day DQ 1% 120+ day DQ 28% 60+ day DQ UPB decreased $13 million to $149 million at the end of the quarter. $18 million paid off in full. $5 million cured to Current/30 day DQ. $5 million went to REO. $15 million became new 60+ day delinquent. 60+ day DQ as a % of UPB increased 4% to 32% at the end of the quarter. Approximately 13% of 60+ day delinquent loans are listed for sale and half of 60+ day delinquent loans are completed projects or loans where no/limited work was expected to be done. When loans pay off in full out of 60+ we often collect default interest, extension fees and other fees at pay-off. Loss mitigating factors Highly experienced asset management team. Term non-mark-to-market financing of portfolio gives us time to carefully manage delinquent assets. Default interest, extension fees and other fees. Approximately $3.7 million collected since inception. MFA has outstanding repurchase claims on $3 million of seriously delinquent loans. Fiscal and monetary stimulus continue to support housing, reducing expected losses. Low mortgage rates and resilient home sales support property values. Annual national HPA in excess of 10%. Short term push to suburban housing due to COVID-19. * WA ARV-LTV: Weighted average after repair loan to value at origination18 **WA As-Is/Purch. LTV: Weighted average As-Is value or purchase value (when available) at origination

Business purpose loans – Single Family Rental Loans SFR Portfolio Statistics (3/31/21) UPB (in millions) $447 WA LTV 70 % WA FICO 730 WA DSCR* 1.48x WA Coupon 6.64 % WA Loan Age (months) 21 5/1 Hybrid Loans 54% 1st Quarter Yield 5.61% 3 mth Prepayment Rate (CPR) 12 % DQ 60+ 5.8 % First quarter yield: 5.61% (including prepay penalties collected first quarter yield is 6.33%). 60+ day delinquency rate increased 0.2% to 5.8%. Prepayment rates stabilized in the quarter. First quarter 3mth CPR was 12%. We purchased $20 million in the first quarter. Purchase activity has picked up in the second quarter with over $35mm committed to purchase so far in Q2. With the acquisition of Lima One, we expect purchase activity to increase substantially going forward. We closed on our first securitization of Business Purpose Rental Loans in the first quarter. $217.5 million of loans were securitized. Bonds sold represent 91% of loan UPB. Weighted average coupon of bonds sold was 1.06%. 75% of SFR financing was non mark-to-market at the end of the first quarter. 19 *WA DSCR: Weighted average debt service coverage ratio

Summary First quarter 2021 results and book value growth primarily reflect continued strength in mortgage asset values and lower CECL credit reserves. Successful execution of securitization transactions has generated substantial liquidity and positively impacted our cost of funds. Securitized debt has the added benefit of being non-recourse term financing without mark-to-market collateral maintenance. Acquisition of Lima One is a transformative event that we believe will enhance our ability to purchase and service high quality business purpose loans and be accretive to earnings. Strong housing and economic fundamentals have positive implications for mortgage credit and the performance of our portfolio. Share repurchase program instituted in Q4 2020 has led to repurchase of nearly 25 million shares at levels accretive to book value and earnings. 20

Additional Information

Reconciliation of GAAP book value to Economic book value “Economic book value” is a non-GAAP financial measure of our financial position. To calculate our Economic book value, our portfolios of Residential whole loans at carrying value are adjusted to their fair value, rather than the carrying value that is required to be reported under the GAAP accounting model applied to these loans. This adjustment is also reflected in our end of period stockholders’ equity in the table below. Management considers that Economic book value provides investors with a useful supplemental measure to evaluate our financial position as it reflects the impact of fair value changes for all of our residential mortgage assets, irrespective of the accounting model applied for GAAP reporting purposes. Economic book value does not represent and should not be considered as a substitute for Stockholders’ Equity, as determined in accordance with GAAP, and our calculation of this measure may not be comparable to similarly titled measures reported by other companies. The following table provides a reconciliation of GAAP book value per common share to our non-GAAP Economic book value per common share as of the end of each quarter since Q1 2020. 22

Book value increased reflecting strong mortgage asset performance during the quarter Common stock dividends declared during Q4 2020 and Q1 2021 were $0.075 per share, which rounds to $0.08 for purposes of this presentation. 23

Allowance for credit losses - Loans held at carrying value (1) In connection with purchased Rehabilitation loans, the Company had unfunded commitments of $54.4 million, with a separately recorded liability for expected losses of $0.8 million. Allowance for credit losses for residential whole loans held at carrying value decreased during the quarter by $23.6 million, primarily due to adjustments to macro-economic assumptions used in our cash flow forecasts and lower loan balances. Changes in credit loss allowances are recorded in periodic GAAP earnings. Ongoing CECL accounting does not impact calculation of Economic book value. 24